Exhibit 23


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 333-81681, 33-38822 and 33-62687.


/S/ARTHUR ANDERSEN LLP
December 8, 2000